Exhibit 10.2

MEMORANDUM OF UNDERSTANDING

AS BETWEEN

Neoreach, Inc. (hereinafter referred to as Neoreach), based in 3204 Tower Oaks Boulevard, Suite 350, Rockville, Maryland 20852, United States of America

And

RF Microelectronics Laboratory (hereinafter referred to as RFME Lab) through Information and Communications University based in 58-4 Hwaam-dong, Yusong-gu, Daejon 305-732, Republic of Korea

(hereinafter referred to collectively as the “Parties” and individually as “Party”

RECITAL

The purpose of this Memorandum of Understanding (hereinafter called MOU) is to recognize the intention for the collaboration between Neoreach, Inc. and RF Microelectronics Laboratory at Information and Communications University based upon the principles of mutual equality and reciprocity of benefits.

The Parties agree that before any specific cooperation on any R & D program, the Parties are required to enter into a contract, terms of which are to be discussed and agreed between the Parties.

OBJECTIVE

Neoreach and RFME will seek opportunities to cooperate in research, particularly in RF_CMOS ASICs development for RF transceiver of 3G W-CDMA standard. The ASICs will be fabricated in CMOS processes. The details of specific research proposals will be determined by the mutual agreement of the Parties. The form of cooperation may vary with the goal of each project.

The Parties agree that, in the event of research collaboration leading to patent rights, copyrights and other intellectual property rights, a further agreement must be entered into each case.

INTELLECTUAL PROPERTY RIGHT

Both Parties acknowledge that they do not acquire any right in or any intellectual property rights (including, without limitation, copyright, trademark, trade secret, know-how) of the other Party under this MOU. This MOU shall not be construed to transfer any such intellectual property right of either Party in any country.

NON-BINDING CLAUSE

This agreement does not bind any responsibility on any Party in implementation of the OBJECTIVE.

TERMS OF RENEWAL, AMENDMENT, AND TERMINATION

This MOU shall remain in force for a period of five years from the date of the last signature, with the understanding that it may be terminated by either Party giving twelve months prior notice to the other Party in writing. The MOU may be extended by mutual consent of the Parties.

This agreement may be amended by the exchange of letters between the Parties. Such amendments, once approved by both Parties, will become part of this agreement.

Signed on behalf of NEOREACH, INC.

/s/ Arne Dunhem
__________________________________
Mr. Arne Dunhem, CEO/President
Neoreach, Inc.

Date: July 31, 2002

Signed on behalf of RF MICROELECTRONICS LABORATORY

/s/ Sang-Gug Lee
__________________________________
Associate Professor Sang-Gug Lee, Director
RF Microelectronics Laboratory
Information and Communications University

Date: August 6, 2002

Signatures

In accordance with the requirements of the Exchange Act, the Company caused this Quarterly Report to be signed on its behalf by the undersigned, thereunto duly authorized.

MobilePro Corp.

By	/s/ Arne Dunhem Arne Dunhem, President and Chief Executive Officer (Principal executive and financial officer)

Date	October 2, 2002